UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 20, 2007

PREMIERE GLOBAL SERVICES, INC. (Exact Name of Registrant as Specified in Its Charter)

GEORGIA (State or Other Jurisdiction of Incorporation)

000-27778 (Commission File Number)	59-3074176 (IRS Employer Identification No.)

3280 Peachtree Road, NW, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

        Amendments to Employment Agreements On December 20, 2007, the Compensation Committee of the Board of Directors of Premiere Global Services, Inc. (the “Company”) approved amendments to the employment agreements or arrangements with each of the Company’s named executive officers, Boland T. Jones, Chief Executive Officer of the Company; Theodore P. Schrafft, President of the Company; T. Lee Provow, President, Global Operations of the Company; and Michael E. Havener, Chief Financial Officer of the Company, for the purpose of bringing such agreements or arrangements into documentary compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The Section 409A amendments relate to the timing of severance payments before and after a “change in control” of the Company such that any severance payable before and after a “change in control” will be paid in a lump sum.

        In addition, the Compensation Committee approved changes to Mr. Havener’s employment arrangement to (i) conform the definition of a “change in control” therein to the definition of “change in control” in the Company’s compensation arrangements with other officers and employees, and (ii) provide for a severance payment equal to 100% of his annual base salary in effect on the date of termination if he is terminated without “cause” before or after a “change in control” of the Company (as such terms are defined in his agreement). In addition, the Compensation Committee approved an increase in Mr. Havener’s annual base salary from $200,000 to $250,000 for 2008 and a grant to Mr. Havener on December 31, 2007 of 60,000 shares of restricted stock. The restricted stock will vest as to 10,000; 20,000; and 30,000 shares on the first, second and third anniversaries of his grant date, respectively, provided that he is still employed by the Company or any of its affiliates on such dates. In the event of a termination of Mr. Havener’s employment by reason of his death or disability or upon a change in control of the Company, the vesting of such restricted stock will accelerate in full. In the event of a termination of Mr. Havener’s employment without “cause,” the vesting of such restricted stock will accelerate with respect to the tranche next scheduled to vest.

        Copies of the amendments to the employment agreements or arrangements with each of the named executive officers and the restricted stock agreement for Mr. Havener are included as Exhibits 10.1 through 10.5, respectively, to this current report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Second Amendment to Fourth Amended and Restated Executive Employment Agreement between Boland T. Jones and the Registrant dated December 21, 2007.

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Exhibit 10.2	First Amendment to Amended and Restated Employment Agreement between Theodore P. Schrafft and the Registrant dated December 21, 2007.

Exhibit 10.3	Second Amendment to Amended and Restated Employment Agreement between T. lee Provow and the Registrant dated December 21, 2007.

Exhibit 10.4	Amended and Restated Employment Letter between Michael E. Havener and the Registrant dated December 21, 2007.

Exhibit 10.5	Restricted Stock Agreement between Michael E. Havener and the Registrant under the Registrant’s 1995 Stock Plan.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: December 21, 2007	By:	/s/ Scott Askins Leonard Scott Askins Leonard Senior Vice President – Legal, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit10.1	Second Amendment to Fourth Amended and Restated Executive Employment Agreement between Boland T. Jones and the Registrant dated December 21, 2007.

Exhibit10.2	First Amendment to Amended and Restated Employment Agreement between Theodore P. Schrafft and the Registrant dated December 21, 2007.

Exhibit10.3	Second Amendment to Amended and Restated Employment Agreement between T. lee Provow and the Registrant dated December 21, 2007.

Exhibit10.4	Amended and Restated Employment Letter between Michael E. Havener and the Registrant dated December 21, 2007.

Exhibit10.5	Restricted Stock Agreement between Michael E. Havener and the Registrant under the Registrant’s 1995 Stock Plan.

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